                                                                   EXHIBIT 10.16

                                    AGREEMENT

         This agreement (the "Agreement"), dated as of February 8, 2000, by and between Trimark Pictures, Inc. ("Trimark") and Chequemate International, Inc., a Utah corporation, d/b/a C3D Television, ("Company"), shall set forth the terms and conditions, with reference to the following:

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to license up to fifty
(50) pictures ("Pictures") to Company for a license period of thirty (30) months as of the date this agreement is signed by Trimark as follows:

     4.      TRIMARK DELIVERY.

     Upon execution of this Agreement, Trimark shall make delivery to Company, by way of lab access letters, the first one (1) Picture "master". Once the first master has been digitized and the items set forth in paragraph 2.b. and 2.c. have been delivered to Trimark, then, Trimark shall provide Company with access to an additional one (1) master, and this process may continue until the earlier of Trimark's termination of this Agreement or until Trimark has delivered to Company a total of fifty (50) Picture masters from Trimark's library. Selection of the Pictures shall be at Trimark's sole discretion, and Trimark may substitute alternative pictures for any of the previously delivered Pictures upon sixty (60) days' written notice.

     5.      COMPANY DIGITIZATION SERVICES

     At Company's sole cost and expense, Company shall digitize the Pictures as follows:

                  a.  In the 3D format for Company and Trimark's use;
                  b. In the 2D format for Trimark's exclusive use (fully authored per the specifications set forth by Trimark, herein attached and incorporated as Exhibit "A"); and
                  c. In a format suitable for streaming with Windows Media Player, per Trimark's specifications herein attached and incorporated as Exhibit "B".
                  d. Company shall perform the digitization of one-half of the Pictures within six (6) months of the signing of this Agreement.

     6.      DISTRIBUTION OF 3D PRODUCT

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                  a.  Trimark may, in its sole discretion, on a title by title basis, distribute Company's 3D formatted versions of Trimark's Pictures coupled together with Trimark's DVD format releases (or with any other format releases). In such event, Company shall be solely responsible for paying any costs which Trimark incurs as a result of adding the 3D version on such formats, and Company shall be entitled to ten percent (10%) of the net profits arising from the sale of such DVDs (if any).

                  b. Trimark may, in its sole discretion, on a title by title basis, solely distribute Company's 3D formatted versions of Trimark's Pictures as Trimark DVD format releases (or as any other format releases). In such event, Company shall be solely responsible for paying any costs which Trimark incurs solely as a result of using the 3D version in such format, and Company shall be entitled to fifty percent (50%) of the net profits arising from the sale in such format (if any).

                  c. Company shall distribute the Pictures in 3D form on Company's 3D "cable" channel (such Pictures shall not in any form, be distributed or delivered over the internet or over any other delivery system). Company shall pay to Trimark, on a quarterly basis, ten percent (10%) of Company's gross subscriber income from Trimark Picture's pro-rata share of air time on Company's 3D network distribution. Company shall supply pairs of 3D glasses to Company's cable customers. Other than the right to distribute the 3D product on Company's 3D network, Company shall have no right (and shall have no right to grant to any third party) to distribute or otherwise exploit any Picture (or portion thereof).

                  d. Subject to third-party contractual restrictions, Company shall have the right to create trailers of the Pictures in the 3D format, such trailers not to exceed 2 minutes in length. Company shall only have the right to exhibit such trailers on Company's 3D cable channel, but only after receiving Trimark's written approval of the subject trailers.

                      Example                                       $$
                      Subscriber count                              1,000,000
                      Revenue per subscriber                        $5.50
                      Total                                         $5,500,000
                      Gross revenue share 10%                       $550,000
                      Trimark net revenue @ 20% of grid             $110,000

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     7.      LICENSE FEE

     As a license fee for the rights granted to Company hereunder, upon execution of this Agreement, Company shall issue to Trimark 100,000 shares of Company's restricted common stock. Company hereby agrees to register such stock, so as to make it free-trading, and to initiate the registration process immediately upon execution of this Agreement.

     8.      ASSIGNMENT

     Trimark may grant, assign or sublicense any or all of its rights under this Agreement to any third party. Company shall not assign this Agreement or any of Company's rights or obligations herein except upon Trimark's prior written consent. Any purported assignment in violation of this paragraph shall be null and void and of no effect.

     9.      ADDITIONAL DOCUMENTS

     Company shall execute such additional documents as may be necessary or desirable for Trimark to exploit and enforce its rights hereunder. In the event that Company shall fail to deliver any such additional documents requested by Trimark, Company hereby irrevocably appoints Trimark to execute any such additional documents as Company's attorney-in-fact, such power being coupled with an interest.

     10.     REMEDIES / INDEMNIFICATION

     Company hereby acknowledges that the services Company is to perform hereunder are of a unique, unusual, extraordinary and intellectual character involving high skill and giving them peculiar value, the loss of which cannot be reasonably or adequately compensated by damages in an action at law, and that a breach of this Agreement by Company shall cause Trimark irreparable injury and damage. Company therefore expressly agrees that Trimark shall be entitled to seek injunctive and other equitable relief to prevent a breach by Company of this Agreement or any part hereof or to secure its enforcement. Resort to such equitable relief shall not be considered a waiver of any other rights or remedies which Trimark may have hereunder, at law, in equity, or otherwise. It is expressly agreed and understood that in no event shall Company be entitled to terminate or rescind this Agreement, or to obtain injunctive relief with respect to the exercise by Trimark of the rights granted hereunder, it being understood that Company's sole remedy shall be an action at law for damages.

     Company shall indemnify, defend, and hold harmless Trimark, its parent, subsidiaries, affiliates, assignees, licensees, sublicensees, distributors, sub-distributors and dealers, and the directors, officers, agents, consultants and representatives of the foregoing (the "Trimark Indemnitees"), from all claims, costs, liabilities, obligations, judgments or damages (including

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reasonable attorneys' fees), arising out of or for the purpose of avoiding any suit, claim, proceeding or demand or the settlement thereof, which may be brought against any of the Trimark Indemnitees by reason of the breach or alleged breach of any of the warranties, representations or obligations made by Company herein.

     11.     MISCELLANEOUS

     a. This Agreement cancels and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof, and contains all terms, conditions and promises of the parties hereto in the premises, and no modification of any provision hereof shall be valid or binding unless in writing.

     b. No officer, employee or representative of Trimark has any authority to make any representation or promise not contained in this Agreement, and Company expressly agrees that Company has not executed this Agreement in reliance on any such representation or promise.

     c. Any license(s) granted hereunder shall immediately revert back to Trimark in the event of Company's bankruptcy, assignment for the benefit of creditors, or appointment of a receiver in behalf of Company.

     d. All other terms and conditions of this Agreement shall be in accordance with commonly-practiced industry standards.

     9.  GOVERNING LAW;  CAPTIONS, ETC.

     This Agreement shall be construed in accordance with the laws of the state of California applicable to agreements which are executed and fully performed within such state.

     The captions used in connection with the sections, paragraphs, and subparagraphs of this Agreement are used only for purposes of reference and shall not be deemed to govern, limit, modify, or in any manner affect the scope, meaning or intent of the provisions of this Agreement or any part thereof, nor shall such captions be given any legal effect.

     If any action or proceeding commences in any court in the state of California for the purpose of enforcing this Agreement or any rights granted herein or any order or decree predicated thereon, any summons, order to show cause, writ, judgment, decree or other process, issued by such court, may be served on Company at the address indicated in the Agreement or personally without the state of California, and when so served, Company shall be subject to the jurisdiction of such court as though the same had been served within the state of California.

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        IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

     TRIMARK PICTURES, INC.            COMPANY



     /s/ Cami Winikoff                      /s/ J. Michael Heil
     ------------------------------         --------------------------------
     Signature                              Signature


     Cami Winikoff                          J. Michael Heil
     ------------------------------         --------------------------------
     Print Name                             Print Name


     Executive Vice President               CEO
     ------------------------------         --------------------------------
     Title                                  Title


     2/8/00                                 2/8/00
     ------------------------------         --------------------------------
     Date                                   Date



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